Exhibit 99.1

Marshall & Ilsley Corporation
770 North Water Street
News Release	Milwaukee, WI 53202
414 765-7700 Main
414 298-2921 Fax
mibank.com

For Release:	Immediately

Contact:	Greg Smith, senior vice president, chief financial officer 414 765-7727 Dave Urban, vice president, director of investor relations 414 765-7853

MARSHALL & ILSLEY CORPORATION REPORTS

2009 THIRD QUARTER RESULTS

•	Net loss of $0.68 per share for 2009 third quarter.

•	Nonperforming loans decreased $166 million from prior quarter – first decline in four years.

•	Early stage delinquencies fell $218 million, or 21 percent, from second quarter 2009 – at lowest level since first quarter 2008.

•	Allowance for loan and lease losses increased to 3.07 percent of total loans, up 23 basis points from prior quarter.

•	Reduced construction and development exposure to 13.7 percent of total loans.

•

Financial results included debt termination gains of $56 million or $0.10 per share, credit-related expenses of $70 million or $0.12 per share, and dividends paid to U.S. Treasury under Capital Purchase Program of $25 million or $0.07 per share.

Milwaukee, Wis. – October 20, 2009 – Marshall & Ilsley Corporation (NYSE: MI) (M&I) today reported a 2009 third quarter net loss of $248.4 million, or $0.68 per share, as compared to net income of $83.1 million, or $0.32 per share, in the third quarter of 2008.

“Our financial results during the third quarter of 2009 were negatively impacted by bank holding company loans and housing-related credits,” said Mark Furlong, president and CEO, Marshall & Ilsley Corporation. “The Company remains focused on the aggressive resolution of these loans in order to return M&I to profitability as soon as possible. There are some encouraging early signs that credit quality is improving, but we realize it will take a few more quarters to fully address our problem loans.”

Loan and Deposit Growth

M&I’s average loans and leases totaled $47.1 billion for the third quarter of 2009, decreasing $2.9 billion or 6 percent compared to the third quarter of 2008. When adjusted for the targeted reduction in the Corporation’s construction and development portfolio, loan growth was $0.4 billion or 1 percent versus the same period last year. The Corporation’s average deposits totaled $41.3 billion for the third quarter of 2009, rising $1.6 billion or 4 percent versus the third quarter of 2008. M&I’s core deposits posted strong growth over the past year, reflecting expanded product offerings and the customer’s desire for FDIC insured liquidity. The Corporation’s average noninterest bearing deposits totaled $7.9 billion for the third quarter of 2009, increasing $2.0 billion or 33 percent compared to the third quarter of 2008. M&I’s average savings and NOW accounts totaled $5.6 billion for the third quarter of 2009, increasing $2.3 billion or 69 percent compared to the third quarter of 2008.

Net Interest Income

The Corporation’s net interest income (FTE) was $394.5 million for the third quarter of 2009, down $4.0 million or 1 percent compared to the second quarter of 2009. The net interest margin was 2.82 percent, up 3 basis points from the previous quarter. During the third quarter of 2009, M&I’s net interest margin benefited from a lower level of nonperforming loans by 3 basis points and the maturity of certain debt instruments by 6 basis points. These improvements were offset by the Corporation’s decision to maintain excess liquidity through this part of the credit cycle, which negatively impacted the net interest margin by 11 basis points.

Asset Quality

M&I’s provision for loan and lease losses was $578.7 million in the third quarter of 2009 versus $619.0 million in the previous quarter. Net charge-offs for the period were $532.7 million compared to $603.3 million in the second quarter of 2009. Excluding the impact of certain bank holding company loans in the third quarter of 2009, the Corporation’s provision for loan and lease losses was $393.7 million and net charge-offs were $374.9 million. Both numbers were in line with management expectations.

At September 30, 2009 and 2008, the allowance for loan and lease losses was 3.07 percent and 2.05 percent, respectively, of total loans and leases. Nonperforming loans and leases were 4.88 percent (or 3.70 percent excluding nonperforming loans and leases less than ninety days past due) of total loans and leases at September 30, 2009, compared to 2.50 percent at September 30, 2008.

Non-Interest Income

The Corporation’s non-interest income was $227.9 million for the third quarter of 2009 compared to $183.8 million for the third quarter of 2008. Debt termination gains of $56.1 million and losses on loans held for sale of $18.1 million were unique to the current quarter compared to the same period last year. Excluding these items, non-interest income rose $6.0 million or 3 percent compared to the third quarter of 2008. Wealth Management revenue was $66.7 million for the current quarter, exceeding the prior quarter by 1 percent. However, compared to the same quarter last year, revenue fell $4.6 million or 7 percent. The decline was primarily driven by volatility in the equity markets in late 2008 and early 2009. Assets under Management and Assets under Administration were $32.8 billion and $118.5 billion, respectively, at September 30, 2009 (record highs), compared to $24.4 billion and $101.3 billion, respectively, at September 30, 2008.

Non-Interest Expense

M&I’s non-interest expense was $409.4 million for the third quarter of 2009 compared to $360.0 million for the third quarter of 2008. Credit-related expenses (meaning expenses associated with collection efforts and carrying nonperforming assets) were $70.3 million for the current quarter versus $20.5 million in the same period last year. Excluding these items, non-interest expense was down slightly compared to the third quarter of 2008. After adjusting for certain net credit-related expenses and other one-time items, M&I’s efficiency ratio was 57.6 percent in the current quarter.

Year-to-Date Results

M&I reported a net loss of $599.3 million, or $1.97 per share, as compared to a net loss of $164.4 million, or $0.63 per share, for the nine months ended September 30, 2009 and 2008, respectively. The Corporation’s net interest income (FTE) was $1,201.9 million for the nine months ended September 30, 2009, a decrease of $137.7 million or 10 percent compared to the nine months ended September 30, 2008. M&I’s non-interest income was $671.7 million for the nine months ended September 30, 2009, an increase of $89.6 million or 15 percent versus the nine months ended September 30, 2008. The Corporation’s non-interest expense was $1,170.0 million for the nine months ended September 30, 2009, increasing $113.8 million or 11 percent compared to the nine months ended September 30, 2008.

Balance Sheet and Capital Management

The Corporation’s consolidated assets and total equity were $58.5 billion and $6.4 billion, respectively, at September 30, 2009, compared to $63.5 billion and $6.5 billion, respectively, at September 30, 2008. There were 368.3 million common shares outstanding at September 30, 2009, compared to 260.0 million outstanding at September 30, 2008. In the third quarter of 2009, M&I paid $25 million or $0.07 per share for dividends on the Corporation’s Senior Preferred Stock, Series B, owned by the U.S. Treasury under the Capital Purchase Program.

M&I’s tangible common equity ratio was 7.0 percent at September 30, 2009.

Note: The previously announced conference call regarding third quarter 2009 results, which was to be held on Thursday, October 22, will not take place.

###

About Marshall & Ilsley Corporation

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $58.5 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank is the largest Wisconsin-based bank, with 193 offices throughout the state. In addition, M&I has 53 locations throughout Arizona; 32 offices in Indianapolis and nearby communities; 36 offices along Florida’s west coast and in central Florida; 16 offices in Kansas City and nearby communities; 26 offices in metropolitan Minneapolis/St. Paul, and one in Duluth, Minn.; and one office in Las Vegas, Nev. M&I’s Southwest Bank subsidiary has 17 offices in the greater St. Louis area. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.” Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements. These factors include (i) M&I’s exposure to the deterioration in the commercial and residential real estate markets, directly or indirectly through M&I’s loans to other bank holding companies, along with the deterioration in the U.S. economy as a whole, which could result in increased charge-offs and increases in M&I’s allowance for loan and lease losses, (ii) various other factors, including changes in economic conditions affecting borrowers, new information regarding outstanding loans and identification of additional problem loans, which could require an increase in M&I’s allowance for loan and lease losses, (iii) M&I’s ability to maintain required levels of capital, (iv) the impact of recent and future legislative initiatives on the financial markets or on M&I, (v) M&I’s exposure to the actions and potential failure of other financial institutions,

(vi) volatility in M&I’s stock price, and (vii) those factors referenced in Item 1A. Risk Factors in M&I’s Annual Report on Form 10-K for the year ended December 31, 2008 and as may be described from time to time in M&I’s subsequent SEC filings, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only M&I’s belief as of the date of this press release. Except as required by federal securities law, M&I undertakes no obligation to update these forward-looking statements or reflect events or circumstances after the date of this press release.

Marshall & Ilsley Corporation

Financial Information

(unaudited)

	Three Months Ended September 30,		Percent Change		Nine Months Ended September 30,		Percent Change
	2009	2008			2009	2008
PER COMMON SHARE DATA

Diluted:
Net Income (Loss)	$(0.68)	$0.32	n.m.	%	$(1.97)	$(0.63)	n.m.	%

Basic:
Net Income (Loss)	(0.68)	0.32	n.m.		(1.97)	(0.63)	n.m.

Dividend Declared per Common Share	0.01	0.32	-96.9		0.03	0.95	-96.8
Book Value per Common Share	12.98	25.12	-48.3		12.98	25.12	-48.3
Common Shares Outstanding (millions):
Average - Diluted	366.8	259.2	41.5		304.5	259.1	17.5
End of Period	368.3	260.0	41.6		368.3	260.0	41.6

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$394.5	$447.5	-11.8%		$1,201.9	$1,339.6	-10.3%
Provision for Loan and Lease Losses	578.7	155.0	273.4		1,675.6	1,187.3	41.1

Wealth Management	66.7	71.3	-6.5		195.2	218.0	-10.5
Service Charges on Deposits	33.6	36.7	-8.5		102.9	110.3	-6.6
Mortgage Banking	12.7	5.5	131.1		41.6	21.5	93.4
Net Investment Securities Gains (Losses)	(1.5)	1.0	-253.7		81.2	27.2	199.1
Other	116.4	69.3	68.0		250.8	205.1	22.3

Total Non-Interest Revenues	227.9	183.8	24.0		671.7	582.1	15.4

Salaries and Employee Benefits	179.2	184.0	-2.6		521.6	545.3	-4.3
Net Occupancy and Equipment	33.3	31.7	5.2		99.5	94.1	5.8
FDIC Insurance	17.8	6.0	196.6		82.2	10.0	719.7
Intangible Amortization	5.9	6.0	-1.8		17.5	17.9	-2.2
Other	173.2	132.3	30.9		449.2	388.9	15.5

Total Non-Interest Expenses	409.4	360.0	13.7		1,170.0	1,056.2	10.8

Tax Equivalent Adjustment	5.8	6.8	-14.0		19.6	20.9	-6.1

Pre-Tax Income (Loss)	(371.5)	109.5	n.m.		(991.6)	(342.7)	n.m.
Provision (Benefit) for Income Taxes	(148.1)	26.4	n.m.		(467.3)	(178.3)	n.m.

Net Income (Loss) Attributable to M&I	$(223.4)	$83.1	n.m.		$(524.3)	$(164.4)	n.m.

Preferred Dividends	(25.0)	—			(75.0)	—

Net Income (Loss) Attributable to M&I Common Shareholders	$(248.4)	$83.1	n.m.	%	$(599.3)	$(164.4)	n.m.	%

KEY RATIOS

Net Interest Margin (FTE) / Avg. Earning Assets	2.82%	3.06%			2.81%	3.10%
Interest Spread (FTE)	2.42	2.65			2.43	2.63

Efficiency Ratio	66.1%	57.0%			65.3%	55.7%

Equity / Assets (End of Period)	10.94%	10.24%			10.94%	10.24%

Marshall & Ilsley Corporation

Financial Information

(unaudited)

	As of September 30,		Percent Change
	2009	2008
ASSETS ($millions)
Cash & Due From Banks	$675	$982	-31.3%
Trading Assets	270	163	66.1
Short - Term Investments	1,605	137	n.m.
Investment Securities	6,430	7,383	-12.9
Loans and Leases:
Commercial Loans & Leases	13,533	15,711	-13.9
Commercial Real Estate	13,884	12,114	14.6
Construction and Development	6,314	9,760	-35.3
Residential Real Estate	5,135	5,674	-9.5
Home Equity Loans & Lines	4,813	5,053	-4.8
Personal Loans and Leases	2,427	2,105	15.3

Total Loans and Leases	46,106	50,417	-8.6
Reserve for Loan & Lease Losses	(1,414)	(1,031)	37.1
Premises and Equipment, net	570	542	5.2
Goodwill and Intangibles	752	2,237	-66.4
Other Assets	3,551	2,671	32.9

Total Assets	$58,545	$63,501	-7.8%

LIABILITIES & EQUITY ($millions)
Deposits:
Noninterest Bearing	$8,286	$6,359	30.3%
Interest Bearing:
Savings and NOW	6,023	3,151	91.2
Money Market	10,403	10,640	-2.2
Time	16,712	17,958	-6.9
Foreign	296	1,932	-84.7

Total Interest Bearing	33,434	33,681	-0.7

Total Deposits	41,720	40,040	4.2
Short - Term Borrowings	1,541	6,267	-75.4
Long - Term Borrowings	7,512	9,714	-22.7
Other Liabilities	1,370	978	40.1

Total Liabilities	52,143	56,999	-8.5
Equity:
Marshall & Ilsley Corporation Shareholders’ Equity	6,391	6,492	-1.5
Noncontrolling Interest in Subsidiaries	11	10	10.3

Total Equity	6,402	6,502	-1.5

Total Liabilities & Equity	$58,545	$63,501	-7.8%

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2009	2008		2009	2008
AVERAGE ASSETS ($millions)
Cash & Due From Banks	$739	$892	-17.2%	$763	$908	-16.0%
Trading Assets	251	144	73.7	471	162	191.7
Short - Term Investments	1,791	387	363.6	945	363	160.1
Investment Securities	6,255	7,509	-16.7	7,081	7,718	-8.3
Loans and Leases:
Commercial Loans & Leases	14,164	15,513	-8.7	14,790	15,342	-3.6
Commercial Real Estate	13,844	11,942	15.9	13,425	11,718	14.6
Construction and Development	6,653	9,957	-33.2	7,629	10,293	-25.9
Residential Real Estate	5,263	5,631	-6.5	5,574	5,446	2.3
Home Equity Loans and Lines	4,844	5,027	-3.6	4,959	4,845	2.3
Personal Loans and Leases	2,369	1,962	20.7	2,223	1,882	18.1

Total Loans and Leases	47,137	50,032	-5.8	48,600	49,526	-1.9
Reserve for Loan & Lease Losses	(1,359)	(1,083)	25.4	(1,322)	(775)	70.5
Premises and Equipment, net	574	533	7.6	571	521	9.7
Goodwill and Intangibles	755	2,239	-66.3	757	2,242	-66.2
Other Assets	3,102	2,411	28.7	2,998	2,304	30.0

Total Assets	$59,245	$63,064	-6.1%	$60,864	$62,969	-3.3%

Memo:
Average Earning Assets	$55,434	$58,072		$57,097	$57,769
Average Earning Assets Excluding Investment Securities
Unrealized Gains/Losses	$55,426	$58,137		$57,100	$57,779

AVG LIABILITIES & EQUITY ($millions)
Deposits:
Noninterest Bearing	$7,862	$5,909	33.1%	$7,238	$5,789	25.0%
Interest Bearing:
Savings and NOW	5,575	3,293	69.3	4,434	3,256	36.2
Money Market	10,293	10,545	-2.4	10,376	11,141	-6.9
Time	17,234	17,328	-0.5	17,593	15,761	11.6
Foreign	372	2,613	-85.8	652	2,879	-77.4

Total Interest Bearing	33,474	33,779	-0.9	33,055	33,037	0.1

Total Deposits	41,336	39,688	4.2	40,293	38,826	3.8
Short - Term Borrowings	1,875	6,415	-70.8	3,921	6,543	-40.1
Long - Term Borrowings	8,387	9,653	-13.1	9,128	9,770	-6.6
Other Liabilities	994	774	28.5	1,052	982	7.1

Total Liabilities	52,592	56,530	-7.0	54,394	56,121	-3.1
Equity:
Marshall & Ilsley Corporation Shareholders’ Equity	6,642	6,524	1.8	6,459	6,838	-5.5
Noncontrolling Interest in Subsidiaries	11	10	8.9	11	10	6.6

Total Equity	6,653	6,534	1.8	6,470	6,848	-5.5

Total Liabilities & Equity	$59,245	$63,064	-6.1%	$60,864	$62,969	-3.3%

Memo:
Average Interest Bearing Liabilities	$43,736	$49,847		$46,104	$49,350

Marshall & Ilsley Corporation

Financial Information

(unaudited)

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2009	2008		2009	2008
CREDIT QUALITY (a)

Net Charge-Offs ($millions)	$532.7	$152.3	249.8%	$1,464.0	$684.1	114.0%
Net Charge-Offs / Average Loans & Leases	4.48%	1.21%		4.03%	1.85%

Loan and Lease Loss Reserve ($millions)	$1,413.7	$1,031.5	37.1%	$1,413.7	$1,031.5	37.1%
Loan and Lease Loss Reserve / Period-End Loans & Leases	3.07%	2.05%		3.07%	2.05%

Nonperforming Loans & Leases ($millions)	$2,250.1	$1,260.6	78.5%	$2,250.1	$1,260.6	78.5%
Nonperforming Loans & Leases / Period-End Loans & Leases	4.88%	2.50%		4.88%	2.50%

Loan and Lease Loss Reserve / Nonperforming Loans & Leases*	67%	84%		67%	84%

Nonperforming Assets (NPA) ($millions)	$2,601.3	$1,527.8	70.3%	$2,601.3	$1,527.8	70.3%
NPA / Period-End Loans & Leases and Other Real Estate Owned	5.60%	3.01%		5.60%	3.01%

Performing impaired loans:
Renegotiated ($millions)	$935.3	$89.5	n.m. %	$935.3	$89.5	n.m. %

Contractually past due credits:
Loans past due 90 days or more ($millions)	$13.1	$12.1	8.4%	$13.1	$12.1	8.4%

* Excludes nonperforming loans held for sale.

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans & Leases	4.19%	5.29%		4.03%	5.63%
Commercial Real Estate	4.61	5.82		4.66	6.13
Residential Real Estate	4.88	5.72		4.93	6.06
Home Equity Loans and Lines	5.00	6.16		5.08	6.43
Personal Loans and Leases	5.44	6.16		5.54	6.49

Total Loans and Leases	4.61	5.68		4.60	6.00
Investment Securities	3.77	4.62		4.07	4.81
Short - Term Investments	0.27	1.99		0.65	2.25

Interest Income (FTE) / Avg. Interest Earning Assets	4.36%	5.51%		4.44%	5.81%

Interest Bearing Deposits:
Savings and NOW	0.53%	0.47%		0.35%	0.65%
Money Market	0.81	1.70		0.72	2.17
Time	2.41	3.55		2.59	3.92
Foreign	0.40	1.59		0.35	2.16

Total Interest Bearing Deposits	1.58	2.52		1.66	2.85
Short - Term Borrowings	0.33	2.15		0.29	2.58
Long - Term Borrowings	3.75	4.51		4.02	4.67

Interest Expense / Avg. Interest Bearing Liabilities	1.94%	2.86%		2.01%	3.18%

Net Interest Margin(FTE) / Avg. Earning Assets	2.82%	3.06%		2.81%	3.10%

Interest Spread (FTE)	2.42%	2.65%		2.43%	2.63%

Notes:

(a)	Nonperforming assets are comprised of nonperforming loans & leases and other real estate owned.

(b)	Based on average balances excluding fair value adjustments for available for sale securities.